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                                                                   EXHIBIT 23.11

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated October 18, 2002, accompanying the balance sheet of Dorchester Minerals, L.P. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Dallas, Texas
October 21, 2002